Exhibit 23

Consent of Independent Auditor

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File Nos. 333-46024, 333-82233, 333-58235, 333-06577, 333-73512, 333-109042, 333-127488, 333-155263 and 333-170210) and Form S-3 (File No. 333-192079) of Integra LifeSciences Holdings Corporation of our report dated June 25, 2015 relating to the consolidated financial statements of TEI Biosciences Inc, and Subsidiary, which appears in the Current Report on Form 8-K/A of Integra LifeSciences Holdings Corporation dated October 2, 2015.

/s/ Ernst and Young LLP Boston, MA September 29, 2015